As filed with the Securities and Exchange Commission on October 10, 2001
                Registration No. 333-_____
                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549

                                                       FORM SB-2
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933

                                                 ALBION AVIATION, INC.
                               (Name of registrant as specified in its charter)

    Delaware                      4512                             33-0619254
 (State or Jurisdiction of   Primary SIC Code                      (IRS Employer
   incorporation or organization)                        Identification No.)

            24351 Pasto Road, #B                         Jehu Hand, President
        Dana Point, California 92629                      24351 Pasto Road, #B
               (949) 489-2400; fax (949) 489-0034  Dana Point, California 92629
(Address, including zip code, and
 telephone number, including area code                 (949) 489-2400
of Registrant's principal executive offices) (Name, address, including zip code, and telephone
                              number, including area code, of agent for service



         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, please check the following box:  [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]




                                            CALCULATION OF REGISTRATION FEE

                                                            Proposed Maximum     Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
   Selling Stockholders................    1,018,000              $1.00          $    1,018,000      $   254.50

Total..................................    1,018,000                             $    1,018,000      $   254.50 (2)




(1) Estimated solely for purposes of calculating the registration fee. The Registrant makes no representation as to the price at which its shares may trade.
(2)    Paid with initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                               ALBION AVIATION, INC.
                                         1,018,000 Shares of Common Stock
                                                 (par value $.001)

      The 1,018,000 shares of common stock, par value $.001 of Albion Aviation, Inc., a Delaware corporation ("Albion") are offered by the Selling Stockholders from time to time. See "Plan of Distribution." The expenses of the offering, estimated at $8,000, will be paid by Albion. Albion will not receive any proceeds from the sale of shares by the Selling Stockholders.

      There is currently no trading market for the common stock. Albion has applied for trading of the common stock on the Electronic Bulletin Board under the proposed symbol "ALAV". There can be no assurance that the Electronic Bulletin Board will accept the common stock for trading nor that there will ever exist a broad trading market for the common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PURCHASE OF THESE SECURITIES INVOLVES RISKS.  See "Risk Factors" on page 4.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.






















                                 The date of this  prospectus  is  October _,
2001.

      No person has been authorized in connection with this offering to give any information or to make any representation other than as contained in this prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by Albion. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make that offer or solicitation in that state or jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Albion since the date of this prospectus.

                                                PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus.

Albion

      Albion Aviation, Inc. ("Albion") intends to engage in the business of a charter air carrier under Part 135 of the Federal Aviation Regulations. Part 135 is similar to the rules which scheduled airlines must follow but less stringent. Albion owns one aircraft, a Cessna 421 B ("aircraft"). The tail identification number is N3AJ. This aircraft can carry 8 passengers. The Cessna 421 B is widely used for charter and corporate services. It is pressured to fly in altitudes over 30,000 feet.

      We think we will base the aircraft at Orange County Airport in Orange County California. With time we hope to acquire other aircraft if business grows. Orange County is benefitting from a strong and growing economy. There are 5 other charter airlines operating out of Orange County, as well as 10 commercial airlines and two commuter airlines.

      The market for charter services primarily consists of business executives and wealthy individuals who do not wish to be bound by airline schedules. The cost of chartering an aircraft similar to the aircraft is about $500 per hour. This compares to hourly jet aircraft charter cost of $1,000 or $2,000 or more. If several passengers are flown the cost per passenger can be less than business or first class tickets. Although the aircraft is slower than a jet airliner's typical speed of over 500 nautical miles per hour, on flights of one or two hours duration the time differential is not material. The primary flight market expected to be served is California, (San Diego, Los Angeles, Palm Springs, Mammoth, San Francisco, Santa Barbara), Arizona (Phoenix) and Nevada (Las Vegas.)

      Albion has never received revenues and will not receive revenues until it begins operations. Until we receive Part 135 authority (which is subject to government approval) we can't begin operations. Although we think this will take place in early 2002, it's difficult to predict when if at all this will happen and so we may never receive revenues or make a profit.

      The corporate offices of Albion are located at 24351 Pasto Road, Suite B, Dana Point, California 92629, and its telephone number is (949) 489-2400.

The Offering

      The offering is being made by the Selling Stockholders, who are offering all of the shares which they own.

Securities Offered:......................1,018,000 shares of common stock.

Risk Factors.........The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be
                    purchased by investors who cannot afford the loss of their entire investment.  See "Risk Factors."

Common Stock Outstanding(1) Before Offering:.....       1,018,000(1) shares

Common Stock Outstanding After Offering:.........       1,018,000(1) shares

NASD Electronic Bulletin Board Symbol (proposed)ALAV

Risk Factors

         The securities offered hereby are highly speculative and very risky. Some of these risk factors follow. Before you buy consider the following risk factors and the rest of this prospectus.

                                                   RISK FACTORS

         The shares are a speculative investment and very risky. You should especially consider these risk factors.

We have not had operations and we cannot predict future earnings, if any.

         We have not done any business. Albion's only activity to date is buying the aircraft and developing a business plan. There is no operating history for an investor to evaluate. It might take several months to obtain our 135 permit. Although we think there will be strong demand for our charter services, no one really knows for sure. We will try to minimize overhead by hiring pilot and maintenance people on an as needed basis, similar to other small charter airlines. Even if we can obtain business, it can't be predicted when we will be profitable, if ever.

We might need more capital to continue business, and our operations could be adversely affected.

         We may need significant capital for the expansion of our operations. We believe we have sufficient cash to fund operations at least until April 30, 2002. However, we might need additional funds before then. If additional funds are required, but cannot be raised, it will have an adverse effect upon operations. To the extent that additional funds are obtained by the sale of equity securities, the stockholders may sustain significant dilution. If adequate capital is not available Albion will have to reduce or eliminate planned activities, which could otherwise ultimately provide significant revenue to Albion. Even if any additional financing is available on satisfactory terms, it, nonetheless, could entail significant additional dilution of the equity ownership of Albion to existing shareholders and the book value of their outstanding shares.

There is lots of competition in the business, so we might not be able to obtain enough customers or make a profit.

       The domestic airline industry is fiercely competitive. Currently, any carrier deemed fit by the U.S. Department of Transportation (DOT) is free to operate chartered or scheduled passenger service between any two points within the U.S. and its possessions. To most of its destinations Albion will face competing service from at least one, and sometimes more than one, major domestic airline including: America West Airlines, Continental Airlines, Delta Air Lines, Southwest Airlines, Skywest Airlines, American Airlines and their affiliated regional carriers as well as innumerable charter operators. There are five charter operators known to Albion at Orange County Airport and they all are longer established and might be better financed. Albion also competes, particularly on shorter segments, with ground transportation. Competition could make it difficult or impossible for us to obtain customers or to charge enough for our services to earn an operating profit.

Government regulation significantly controls our operations and compliance will cost us money noncompliance could halt operations.

         The Airline Deregulation Act of 1978 eliminated most domestic economic regulation of passenger and freight transportation. However, the DOT and the Federal Aviation Administration (FAA) still exercise some regulatory authority over air carriers. The DOT maintains jurisdiction over the approval of international codeshare agreements, international route authorities and consumer protection matters, including advertising, denied boarding compensation, baggage liability and computer reservations systems.

         The FAA regulates flying operations generally, including establishing personnel, aircraft and security standards. As part of that oversight, the FAA has implemented a number of requirements that Albion must incorporate into its business. These matters relate to, among other things, inspection and maintenance of aircraft, pilot training, and supervision. Albion must prove to the FAA that it complies with Part 135 and other regulations before it can begin operations. Noise restrictions exist at many airports including Orange County. The aircraft complies with these restrictions if operated correctly. The FAA and local airports can modify existing regulations or impose additional regulations. If we don't comply with all regulations, the aircraft could be grounded, Albion could be fined, or its operating activities could be significantly restricted or our costs of operations would be too high to be competitive, if we can operate at all. Management will in all likelihood make mistakes due to inexperience, and this could affect the operating results.

We may never receive operating authority and may never be able to commence operations.

         The DOT and FAA have discretion over persons to whom operating authority under Part 135 is given. We may never obtain operating authority. If this happens we won't be able to operate our business and investors may not realize any return on their investment.

Nasdaq rules could make it hard to resell your shares.

         Albion's common stock does not meet the current Nasdaq listing requirements for the SmallCap(R) Market. Until Albion is able to satisfy Nasdaq's requirements for listing, trading, if any, of the common stock will be conducted on the NASD's OTC Bulletin Board, established for securities that do not meet the Nasdaq SmallCap(R) Market listing requirements. Consequently, the liquidity of Albion's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Albion, and lower prices for Albion's securities than might otherwise be attained.

Penny stock rules could make it hard to resell your shares.

         The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's consent prior to sale. The application of these rules may make it difficult for purchasers in this offering to resell their shares.

We could issue more shares in the future without your permission, diluting your ownership.

         Albion's board of directors has the power, without the consent of the shareholders, to issue additional shares of common stock or preferred stock for the types of consideration permitted under the Delaware General Corporation Law. Preferred stock may be issued with preferences or rights as to dividends, voting or liquidation which are superior to those of holders of common stock. In view of the large number of authorized but unissued shares of common stock (18,982,000 shares as of the date of this prospectus) current shareholders are subject to significant potential dilution in their ownership interest in Albion. See "Description of Securities."

Economic conditions can affect our business and it is beyond our control.

         The airline industry is affected by changes in international, national, regional and local economic conditions as they impact the need and financial ability to travel. Southern California is an international travel destination since charter air travel is discretionary even for business travelers, adverse economic conditions can be expected to affect demand for charter services more than commercial carriers.

         War or political instability, abroad or in the United States, can lead to terrorism (or the threat thereof). Like any other air carrier, we might be the target of terrorist attacks. Travelers might reduce air travel in response to actual or threatened acts of terrorism against other air carriers as well.

Management control discourages takeovers and affects value.

         Management owns 893,850 shares. Even after the offering is sold management will be able to elect all the board of directors and otherwise control Albion and its operations, and investors will have little, if any control over Albion's management. The concentration of control in management will discourage takeover attempts and the purchase of shares by persons who wish to acquire control of
 Albion.  See "Management."

Management has limited experience and may make lots of mistakes and cause us to lose money.

         Management has very limited experience in managing aviation enterprises, and is not expected to work full time and will not receive any compensation for the near future. Instead management intends to hire qualified personnel. We may not be able to find qualified personnel, especially in an expanding economy. or we might not be able to afford to pay market rate salaries or hourly compensation. Management will in all likelihood make mistakes due to inexperience, and this could affect the operating results.

High gasoline prices can make our costs increase and affect profits.

         Due to the competitive nature of the airline industry, in the event of any increase in the price of fuel, there can be no assurance that we would be able to pass on increased fuel prices to its customers by increasing charter prices. We don't plan to engage in hedging for fuel prices when we only operate one aircraft.

We could change the strategy we outline in this prospectus without your consent.

         Although it has no current plan to do so, we may change our business strategy in the future and may not pursue some of the goals stated herein.

                                              ADDITIONAL INFORMATION

         Albion has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Albion and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of any contract or document filed as an exhibit to the registration statement, each of those statements being qualified in its entirety by the reference to it in this prospectus. Albion will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. This request should be directed to Albion at 24351 Pasto Road, Suite B, Dana Point, California 92629, telephone (949) 489- 2400.

         Upon effectiveness of the registration statement Albion will be required to file reports and other information with the Commission. All of those reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Commission's site is http://www.sec.gov. In addition, Albion intends to make available to its shareholders annual reports, including audited financial statements and any other reports as Albion may determine.

                                                  DIVIDEND POLICY

         Albion has not paid any dividends on its common stock. Albion currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                           MARKET PRICE OF COMMON STOCK

         Our common stock has never been traded. As of August 31, 2001, there were approximately 112 record holders of common stock.

         There are no warrants or options outstanding and no registration rights have been granted. At the present time all 1,000,000 shares outstanding are eligible to be sold under Rule 144, subject to volume limitations (10,000 shares each 90 days) by each individual who is an "affiliate," which includes any director or executive officer, or otherwise as defined under Rule 144.

                                                 PLAN OF OPERATION

         We have made a plan of operations for the first 12 months after receiving funding from the offering. In May 2001 we received net proceeds of $90,000. Obtaining the 135 permit will cost $20,000, primarily for consultants to write manuals for operating procedures. We plan to market our charter services primarily to charter brokers or via the internet. Although using brokers reduces our profitability, its more cost effective than employing our own marketing department, and most charter operations rely on brokers. However, $1,000 will be spent on brochures and $4,000 on other marketing expenses. The proceeds of the sale of shares will cover the estimated fixed costs for eighteen months. The variable costs of operation include fuel, oil and crew labor, which will be paid solely from charter revenues. Crew will be hired on an hourly basis, as needed when flights commence. The Cessna 421 is widely used for charter work and the hourly operating costs are widely understood to be as follows:

                  Crew 2 pilots (only one needed)                           $ 40
                  Fuel - 40 gallons per hour at $2.00 per gallon              80
                  Oil - 2 quarts per hour at $2.00 per quart                   4
                  Air frame and Avionics - Parts Reserve                      50
                  Engine Reserve (2 engines)                                 100


                  TOTAL                                                    $ 274

         The price of charter flights are based upon hourly usage. In Southern California the hourly charter rate for pressurized turbo props such as the Aircraft is about $500.00, less a brokerage commission of 10%. The resulting operating profit per hour is $176.00. Since annual fixed costs are estimated to be $53,500 per year, the projected break even point is 303 hours flown per year.

         The above assumptions are based upon current prices. The most volatile cost is fuel. Fuel prices were at a record high in summer 2001 but they could go still higher. If they do our profitability could be adversely affected. We don't intend to engage in hedging for fuel prices while we only operate one aircraft.

         Another assumption we have made is on maintenance expenses. These expenses since the acquisition of the aircraft in October 1998 have been $17,953, incurred $6,238 in fiscal 1998 and $11,715 in fiscal 1999. We have budgeted only $10,000 for annual maintenance. We think that maintenance expenses were higher than they will be in the future because in management's experience any used airplane will incur high maintenance expenses when first purchased, equal to 10-15% of the purchase price. Its commonly believed the initial high expenses are due to deferred maintenance items on aircraft. However, we can't forecast future maintenance expenses.

         Other factors can also adversely affect operations. There has been an abundant supply of pilots in the past. However, many airline pilots are near retirement age and a pilot shortage could develop as commuter airlines hire qualified pilots. Mechanical problems can delay or ground flights. Waiting for parts or maintenance personnel can also ground the aircraft. Weather is generally good in the our planned area of operations but bad weather can delay or cancel flights. Also, currently Orange County Airport is closed to takeoffs and landings from 11:00 pm to 7:00 am. This could limit flights.

         The aircraft was acquired on October 23, 1998 from an unrelated party, an aircraft broker in Mississippi. The purchase price was $159,900, paid $16,000 in cash and $143,900 in debt financing from Greentree Financial. The loan is payable over 7 years in monthly installments of $2,297, and the interest rate is 8.75%. Mr. Hand guaranteed the loan which financed the purchase of the aircraft. As of September 30, 2000 the amount owed on the loan was $114,244. In the event Albion defaults on the loan, Mr. Hand would be personally liable for any unpaid balance, and he might have the right as guarantor to take posession of or sell the aircraft.

         We are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to selection and purchase of an aircraft, aircraft maintenance, and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, to the effect that there is substantial doubt about Albion's ability to continue as a going concern. The factors for this assessment include our lack of operating history or current revenues, the nature of our business as a start up business, management's limited experience and our limited funds Management believes that the funds raised by this offering and funds provided by the majority shareholder will be sufficient to ensure viability of the enterprise for at least 18 months following completion of this offering. However, risks inherent in the business as discussed under the caption "Risk Factors" may affect the outcome of Management's plans.

                                                     BUSINESS

General

         Albion was incorporated in April 1994 in order to engage in the aviation business. Management investigated the industry and decided to engage in the charter airline business in particular, and management also evaluated what kind of aircraft would be most suitable. Beginning in 1987 we started looking for the right aircraft, and finally in October 1998 we acquired by purchase a Cessna 421-B to use in proposed charter operations. The aircraft was purchased by a wholly owned Nevada subsidiary, Svetlana Aviation, for a non-affiliated aircraft broker in Mississippi for $159,900, paid $16,000 in cash and $143,900 in debt financing, Mr. Hand, our president, guaranteed the loan. All operations are conducted by Svetlana Aviation, and Albion functions as a holding company. However, for simplicity's sake we refer in this prospectus to the combined enterprise as "Albion."

         Albion's business plan is to offer aircraft charter service based at Orange County Airport in Southern California. The Cessna 421B (Golden Eagle) was selected because of its familiarity to the charter community, its pressurization and speed. After some months of search Albion's current aircraft was acquired. The aircraft then underwent a substantial maintenance program which required one year. Finally, at the commencement of calendar 2000, the aircraft was ready to be utilized. In the meantime Albion officers met with charter brokers and aviation professionals to evaluate probable operating expenses, charter rates and consumer demand. The aircraft is owned by a subsidiary, "Svetlana Aviation". We plan to obtain our operating permit and conduct all operations in the name of this subsidiary.

Charter Services

         Orange County Airport served more than 7.4 million passengers in 1998, according to airport management, and is the principal airport for Orange County with more than 3 million population. Orange County enjoys a growing economy and is also a popular tourist destination featuring Disneyland and some of California's best beaches. We think that there is a growing market for aircraft charter services in Orange County. The area is affluent. Pursuant to airport rules the number of commercial and commuter flights is limited. Growing consumer dissatisfaction with airline service, we think, will cause more and more travelers to consider charter service. The cost of charter aircraft for flights of one to two hour flights can be equivalent to the cost of first or business class tickets, but the convenience and prestige of charter services can outweigh the cost factor. Charter can be especially attractive for business travelers with a busy schedule.

Operations

         More detail on the operations aspects of a charter airline is provided under the caption "Plan of Operations." You should read that section if you have not already. We plan to commence service approximately six months after receipt of proceeds of this offering.

         In brief, aircraft charter operations have to be carefully managed. The aircraft does not generate any revenue unless it is flying for hire. Most charter airlines don't engage in much advertising, but rely on charter brokers or customer referrals. A potential customer usually requests information from a charter broker on price, availability and types of aircraft, when the need for services arises. Aircraft brokers receive a negotiable percentage of the charter fee. Fees are based on hourly flight time, usually with a one or two hour minimum.

         Fixed expenses such as debt service, insurance, tiedown rental and some minimum level of maintenance are incurred regardless of the hours flown. However, most of the expenses are incurred only when the aircraft is being operated, and include fuel and oil, crew expenses, maintenance and engine reserves. Engine life is limited by FAA rules to fixed hours of total operation, after which an engine must be replaced or overhauled. Maintenance expenses can arise at any time and although difficult to predict are generally consistent with each type of aircraft. With each hour of operation we are going to set aside a fixed amount of cash for future engine overhauls, and another amount for maintenance expenses.

Government Regulation

         Before we can transport passengers for hire we must obtain authorization under Part 135 of the Federal Aviation Regulations. Part 135 imposes various requirements relating to aircraft maintenance, pilot training, inspections and maintenance of records, supervision and operations. These rules have as their purpose the safety of the flying public. If we don't follow all the requirements of Part 135, the FAA will ground the aircraft. The FAA is continually striving to improve aviation safety, and it will from time to time impose or modify regulations or how they are interpreted. Although the FAA can and does evaluate the economic impact of changes in regulations, it views safety as paramount and the FAA could adopt or change rules to the extent that it renders our business not economically feasible.

         The aircraft will be based at Orange County, where there are strict noise limitations and a night curfew. Other airports can have similar restrictions. If the aircraft is operated correctly it will satisfy those requirements, but violation can bring fines or even the banishment of the violating aircraft from the affected airport.

         The Department of Transportation will need to be satisfied that Albion is financially able to carry on its business. Generally three month's operating expenses must be on hand. We believe our financial operating plan exceeds DOT requirements.

         We expect to begin the approval process with the FAA and DOT in fall 2001 upon completion of this offering and expect that about six months and $20,000 in expenditures will be required for this process.

Competition

         In general, we will compete with other modes of transport in a traveling distance of 100 miles to 2000 miles, with most flight segments being between 250 and 1000 miles. For smaller distances, automobile transport is less costly and the time and comfort difference is minimal. For large distances jet travel is as or nearly as economical and the time difference is greater. Our main competition is commercial scheduled airline carriers. The competition advantage of charter aircraft has in its ability to fly on demand, on the customer's own schedule, with better comfort and prestige, and to be able to fly to smaller airports where there is little or no scheduled service.

         Within the charter industry itself we have five competitors known to us at Orange County Airport. They all have more operating history and may likely be better financed. Charter operations compete on price, level of service availability, in increasing order or importance. We think by making our aircraft available we will be able to acquire enough business.

Employees

         As is typical in the industry we will pay pilots and maintenance personnel on any hourly basis. We think we can find personnel without difficulty, but it's possible that it will be increasingly difficult to find experienced pilots if commercial airlines continue to expand hiring. The rate of compensation is subject to pilot availability and could increase to an amount we can't afford. The two officers serve without compensation at this time and will only devote part time to the business until warranted by business.

Properties

         It is not necessary for us to have dedicated office space. We are using the office space of our president. Since sales will be effected through brokers, all that is needed is telephone availability and a place to keep records and a checkbook. The amount of space is minimal.

                                                    MANAGEMENT

Directors and Executive Officers

         The member of the Board of Directors of Albion serve until the next annual meeting of stockholders, or until his successors have been elected. The officer serves at the pleasure of the Board of Directors. The following is the director and executive officer of Albion.

         Jehu Hand, age 45, has been President and Chief Financial Officer of Albion since its inception. Mr. Hand has been engaged in corporate and securities law practice and has been a partner of the law firm of Hand & Hand since 1992. Hand & Hand incorporated as a law corporation in May 1994. From January 1992 to December 1992 he was the Vice President-Corporate Counsel and Secretary of Laser Medical Technology, Inc., which designs, manufactures and markets dental lasers and endodontics equipment. He was a director of Laser Medical from February 1992 to February 1993. From January to October, 1992 Mr. Hand was Of Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard. From January 1991 to January 1992 he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation. From January to December 1990 he was a partner of Day, Campbell & Hand, and was an associate of its predecessor law firm from July 1986 to December 1989. From 1984 to June 1986 Mr. Hand was an associate attorney with Schwartz, Kelm, Warren & Rubenstein in Columbus, Ohio. Jehu Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. He is a registered principal (Series 7, 24 and 63) of SoCal Securities, a broker-dealer and member of the National Association of Securities Dealers, Inc. SoCal Securities will not participate in the offering of the common stock, does not make a market in the securities of any company and will not make a market in Albion's common stock. Mr. Hand was formerly a director and president of Las Vegas Airlines, Inc., a Delaware corporation. In 1998 Las Vegas Airlines purchased a controlling interest in Las Vegas Airlines, Inc., a Nevada corporation, engaged in Part 135 operations in Las Vegas. Shortly after the acquisition Mr. Hand discovered that significant liabilities of the Nevada company had not been disclosed that its liabilities greatly exceeded its assets, and that its costs of doing business exceeded market price for its flights and decided it was necessary to discontinue operations. Accordingly, in mid December 1998 Las Vegas Airlines, Inc. notified the FAA that it would discontinue all flight operations effective immediately. At this time the fleet of leased planes was returned to the lessor, and receivables were used to pay obligations to employees. Mr. Hand was never involved in the day to day operations of the Nevada subsidiary.

         Kimberly Peterson, age 35, has been corporate secretary since October 2000. She is self employed as a legal secretary. Prior to July 1999 she was employed by Hand & Hand for more than five years.

Executive Compensation

         The following table sets forth the cash compensation of Albion's executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to Albion of benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to the listed individual that are extended in connection with the conduct of Albion's business. The value of any benefits listed below cannot be precisely determined, but the executive officers named below did not receive any other similar compensation in the years set forth below.


                                            Summary Compensation Table

                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION
                  -
                                         -
                                                   -
                                                                -
                                                                            -
                                                                                              -
                                                                                                      -
                                                                                                               -
                                                                                                                             -
                                                                                                                               -


    Name and                                                   Other Annual          Awards     Payouts         All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                              Restricted         Options/ LTIP
                                                                              Stock ($)SARs(#)   Payouts ($)



 Jehu Hand                 1999          $0          0             0              0        0           0          0
 President and CFO         1998           0          0             0              0        0           0
                           1997           0          0             0              0        0           0          0



                                              PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Albion common stock as of the date of this prospectus by (I) each person known by Albion to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Albion's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of the maximum offering.


                                                                           Percentage               Percentage
    Name and Address(1)                        Common Stock              Before Offering          After Offering

    Jehu Hand                                    815,800(2)                     80.1%                      --%
    24351 Pasto Road, #B
    Dana Point, California 92629

    Kimberly Peterson                                93,850                      9.4%                      --%
    18776 Fairfax Lane
    Huntington Beach, California 92648

    All officers and directors
    as a group (2 persons)                       909,650(2)                     89.4%                      --%

(1) Unless otherwise noted below, Albion believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by the listed person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by the listed person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.
(2) Includes 15,800 shares held of record by Brighton Capital, Inc., a corporation controlled by Mr. Hand, and 800,000 shares held by Ecco Petroleum Family Limited Partnership which is controlled by Mr.
         Hand.

                                               CERTAIN TRANSACTIONS

         From time to time Mr. Hand has advanced operating expenses of Albion. The cumulative expenses related to general administrative expenses of Albion were $1,249 and $1,101 as of June 30, 2001, December 31, 2001 and December 31, 1999, respectively, and have been classified as related party payables. No advances were made after September 30, 2000. The amount of $1,249 was contributed to capital by Mr. Hand upon completion of the 2001 initial public offering. Those expenses related to the purchase and maintenance of the aircraft and other expenses of the operating subsidiary, Svetlana Aviation, have been accounted for as contributions to capital, and were $30,063, $41,770 and $30,909, for the nine months ended September 30, 2000 and the years ended
December 31, 1999 and 1998, respectively. No amounts were contributed after September 30, 2000. Mr. Hand's contributions have consisted only of cash.

         The aircraft was acquired on October 23, 1998 from an unrelated party, an aircraft broker in Mississippi. The purchase price was $159,400, paid $16,000 in cash and $143,900 in debt financing from Greentree Financial. The loan is payable over 7 years in monthly installments of $2,297, and the interest rate is 8.75%. Mr. Hand guaranteed the loan which financed the purchase of the aircraft. As of June 30, 2001 the amount owed on the loan was $100,676. In the event Albion defaults on the loan, Mr. Hand would be personally liable for any unpaid balance, and he might have the right as guarantor to take posession of or sell the aircraft.

                                               SELLING STOCKHOLDERS

    The shares of common stock of Albion offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby and will own no shares after the completion of the offering. The relationship, if any, between Albion and any Selling Stockholder is set forth below.


                                                         Shares Beneficially                    Percentage
       Name and Address                                         Owned                          Total Shares

Jehu Hand(1)                                                             815,800                    80.1  %
24351 Pasto Road, #B
Dana Point, California 92629
President of Albion

Kimberly Peterson                                                         93,850                     9.4   %
18776 Fairfax Lane
Huntington Beach, California 92648
Officer of Albion

Societe Financiere du Seujet, S.A.(2)                                     50,000                       *
14 Quai du Seujet
Geneva, Switzerland CH-1201

Elizabeth Rodelli                                                         50,000                       *
24901 Dana Point Harbor Drive
Suite 200
Dana Point, California 92629

Lewis V. Sykes                                                               625                       *
7266 Rockridge Lane
Huntington Beach, CA 92648

Iwona Alami                                                                   25                       *
25132 Sanoria St.
Laguna Niguel, CA  92677

Gregory D. Wilson                                                             25                       *
747 3rd Street
San Pedro, CA  90731

Ken Graham                                                                    25                       *
13213 Ballestros
Chino, CA  91710

Sayoko Tanaka                                                                 25                       *
26572 Briarwood Lane
San Juan Capistrano, CA  92675

Ten Foot Line(2)                                                              25                       *
1002 California St., #A
Huntington Beach, CA  92648

Michael Rovere(2)                                                             25                       *
1002 California St., #A
Huntington Beach, CA  92648

Diane Biagianti(2)                                                            25                       *
1002 California St., #A
Huntington Beach, CA  92648

Connie Ferree                                                                 50                       *
2150 N. Tenaya Way
Bldg. 21

                                                        13




No. 1175
L.V., NV  89128

Shaun P. Mackin                                                               25                       *
1786 Harmony Way
Pitsburg, CA  94565

Angela Sykes                                                                 625                       *
7266 Rockridge Lane
Huntington Beach, CA 92648

Vernon R. Gilbert                                                             25                       *
12131 Martha Ann Dr.
Los Alamitos, CA  90720

Richard B. Dunbar                                                            125                       *
15603 Edmore
Detroit, MI  48205

Desiree Royall                                                                25                       *
1408 Posada
Newport Beach, CA 92660


Barbara A. Royall                                                             25                       *
103 Greenfield Ave.
San Rafael, CA  94901

Jody Roberts                                                                 625                       *
15871 Caltech Circle
Westminster, CA 92683

Jeffery A. Czerwinski                                                         75                       *
304 1/2 B. Main St.
Balboa, CA  92624

Doug Sillasen                                                                625                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Debra Sillasen                                                               625                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Janae Sykes                                                                  125                       *
(Angela Sykes, Custodian)
7266 Rockridge Lane
Huntington Beach, CA 92648

Craig Kennedy                                                                 25                       *
831 Via Casitas
Greenbrae, CA  94904

Marvin Anderson                                                               25                       *
104 N. 26th Ave.
Yakima, WA  98902-2811

Margaret Peschong                                                             25                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Nanette J. Peschong                                                           25                       *
511  S. Main St., No. 2
Mitchell, SD  57301

T.H. Peschong                                                                 25                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Kenneth Graham                                                                25                       *
13213 Ballestros

                                                        14




Chino, CA  91710

Denise Graham                                                                 25                       *
13213 Ballestros
Chino, CA  91710

Kenneth & Denise Graham                                                       25                       *
13213 Ballestros
Chino, CA  91710

Marie Gunsten                                                                 25                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Audrey Gunsten                                                                25                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Mary K. Roberts                                                               25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Mary K. Peterson                                                              25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kimberly Roberts                                                              25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Randall Peterson                                                              25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Taylor Peterson                                                               25                       *
(Kimberly Peterson, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Debi K. P. Brandt                                                             25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kevin Brandt                                                                  25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Terance Brandt                                                                25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Connor Brandt                                                                 25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kimber Brandt                                                                 25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kenna Brandt                                                                  25                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Kellyn Brandt                                                                 25                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648


                                                        15




Kira Brandt                                                                   25                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Brian James Paterson                                                          25                       *
24351 Pasto Road #B
Dana Point, CA 92629

Teresa Paterson                                                               25                       *
24351 Pasto Road #B
Dana Point, CA 92629

Keirstin Paterson                                                             25                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Jacob Paterson                                                                25                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Taylor Peterson                                                              125                       *
(Kimberly Peterson, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Richard K. Solosky                                                            25                       *
15871 Caltech Cir.
Westminster, CA  92683

Mary L. Roberts-Solosky                                                       25                       *
15871 Caltech Cir.
Westminster, CA  92683

Scott R. Roberts                                                              25                       *
15871 Caltech Cir.
Westminster, CA  92683

Kristen J. Roberts                                                            25                       *
15871 Caltech Cir.
Westminster, CA  92683

James S. Roberts                                                              25                       *
15871 Caltech Cir.
Westminster, CA  92683

Delone H. Peterson                                                            25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Delone Peterson                                                               25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Dee Peterson                                                                  25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Rulon Peterson                                                                25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Brad Peterson                                                                 25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Todd Peterson                                                                 25                       *
8392 Carnegie Avenue
Westminster, CA  92683

                                                        16





Mark Spragg                                                                   50                       *
14621 Oak Ave.
Irvine, CA  92714

Mark Peterson                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

Jolene Peterson                                                               25                       *
318 20th Street
Huntington Beach, CA  92648

M.D. Peterson                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

J.H. Peterson                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

Jolene Hadley                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

Roy Harward                                                                   25                       *
3485 Summerhill
Salt Lake City, UT  84121

Brian Cowley                                                                  25                       *
4378 Burgess Drive
Sacramento, CA  95838

Charles Allan Hall                                                            25                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Kristen Hall                                                                  25                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Janice E. Johnson                                                             50                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Graig G. Johnson                                                              25                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Lunetta J. Peterson                                                           50                       *
91 Fuente
R.S.M., CA  92688

Cliff J. Peterson                                                             25                       *
91 Fuente
R.S.M., CA 92688

Michael E. Bever                                                              50                       *
540 Olden Way Rd.
Toppenish, WA  98948

Marian L. Bever                                                               50                       *
540 Olden Way Rd.
Toppenish, WA  98948

Michael & Marian Bever                                                        50                       *
540 Olden Way Rd.
Toppenish, WA  98948

Ryan Bever                                                                    50                       *
(Michael Bever, Custodian)
540 Olden Way Rd.

                                                        17




Toppenish, WA  98948

Matthew Bever                                                                 50                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Rebekah Bever                                                                 50                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Richard M. Cobabe                                                             25                       *
17 Weeping Wood
Irvine, CA 92714

Christine L. Cobabe                                                           25                       *
17 Weeping Wood
Irvine, CA 92714

Richard L. Cobabe, Jr.                                                        25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Matthew M. Cobabe                                                             25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Shayla C. Cobabe                                                              25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Kanneth J. Cobabe                                                             25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA  92714

Richard M. Peterson                                                           25                       *
22001 Oak Grove
Mission Viejo, CA  92692

Patti J. Peterson                                                             25                       *
22001 Oak Grove
Mission Viejo, CA  92692

Paul Thomas                                                                   25                       *
5855 W. 95th #9
Los Angeles, CA  90045

Steven B. Morris                                                              50                       *
417 32nd
Manhattan Beach, CA  9026

Leann Michele Bouzidin                                                        25                       *
318 20th Street
Huntington Beach, CA 92648

Henrique Carlos Pinguelo                                                      25                       *
318 20th Street
Huntington Beach, CA 92648

R. Christopher Rhody                                                          25                       *
24351 Pasto Road, #B
Dana Point, CA  92629

William P. Hunt                                                               25                       *
24351 Pasto Road, #B
Dana Point, CA  92629

                                                        18





Dana S. Thomsen                                                               50                       *
2000 Westown Pky.
Apt. 7
W. Des Moines, IA  50265

Lori E. Jarvis                                                                25                       *
26 Deerfield
Irvine, CA  92714

Joel E. Hand                                                                  25                       *
3930 Montefrio Court
San Diego, CA 92130

Kristen Hand                                                                  25                       *
3930 Montefrio Court
San Diego, CA 92130

Joel Hand CUST Z.C. Hand                                                      25                       *
3930 Montefrio Court
San Diego, CA 92130

Kellie Hand                                                                   25                       *
2365 South East Regner
Gresham, Oregon 97080

Cool Serve Corporation(4)                                                  2,200                             *
Logiskiy Tract
Minsk, Belarus

         TOTAL                                                       1,018,000                             11.4%

* Less than 1%
(1) Includes 15,800 shares owned by virture of Mr. Hand's control of Brighton Capital, Inc. and 800,000 shares owned by the Ecco
Petroleum Family Partnership, a limited partnership contolled by him.
(2)This corporation is controlled by Riccardo Mortara.
(3) Ten Foot line is owned by Michael Rovere, who is the husband of Diane Biagianti (4) Controlled by Alexander Sosnovsky.



                                               PLAN OF DISTRIBUTION

      Albion has applied to have its shares of common stock registered on the NASD's Electronic Bulletin Board. Albion anticipates once the shares are trading on the Electronic Bulletin Board the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will be determined by the market conditions. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Albion does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

     Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders and any brokerbroker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

                                             DESCRIPTION OF SECURITIES

Common Stock

       Albion's Articles of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 1,018,000 shares were outstanding as of August 31, 2001. Albion has no plans to sell additional shares of common stock at this time, but reserves the right to do so to meet future operating requirements. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Albion, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of preferred stock. Holders of common stock have no preemptive rights to purchase Albion's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. The shareholders have already approved a reverse or forward stock split as may be also approved by the board of directors, but we don't contemplate any stock split at present.

Preferred Stock

       Albion's Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of preferred stock are outstanding.

       Albion's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of the series. Albion considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Albion's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Albion's common stock or any other series of preferred stock which Albion may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

       The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Albion.

       Albion intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

       The transfer agent for the common stock is Colonial Stock Transfer Corporation, 455 East 400 South, Suite 100, Salt Lake City, Utah 84111 and its telephone number is (801) 355-5740.

                                                   LEGAL MATTERS

       The legality of the shares offered hereby will be passed upon for Albion by Hand & Hand, a law corporation, Dana Point, California. The principal of Hand & Hand beneficially owns 815,800 shares of common stock.

                                                      EXPERTS

       The audited financial statements included in this Prospectus as of December 31, 1999 and 1998 have been audited by Tanner & Co., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

                                                  INDEMNIFICATION

       Albion has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under Albion's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to Albion or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Those provisions do not, however, relieve liability for breach of a director's duty of loyalty to Albion or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Albion or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

       At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Albion where indemnification will be required or permitted. Albion is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Albion pursuant to the foregoing provisions, or otherwise, Albion has been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

       In the event that a claim for indemnification against the above described liabilities (other than the payment by Albion of expenses incurred or paid by a director, officer or controlling person of Albion in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, Albion will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                                                        15ALBION AVIATION, INC.
(A Development Stage Company) Consolidated Financial Statements December 31, 1999 and 1998 (audited) and September 30, 2000 (unaudited)


                                                                                     ALBION AVIATION, INC.
                                                                             (A Development Stage Company)
                                                                                                     Index

-------------------------------------------------------------------------------------------------------------------



                                                                                             Page


Independent auditors' report                                                                  F-2


Consolidated Balance sheet                                                                    F-3


Consolidated Statement of operations                                                          F-4


Consolidated Statement of stockholders' equity                                                F-5


Consolidated Statement of cash flows                                                          F-6


Notes to consolidated financial statements                                                    F-7

-------------------------------------------------------------------------------------------------------------------


                                INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Albion Aviation, Inc.


We have audited the accompanying consolidated balance sheet of Albion Aviation, Inc., (a development stage company) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and the cumulative amounts from April 20, 1994 (date of inception) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Albion Aviation, Inc., (a development stage company) at December 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended and cumulative amounts from April 20, 1994 (date of inception) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and has an accumulated deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



TANNER & CO.
Salt Lake City, Utah
June 9, 2000



                                                                                     ALBION AVIATION, INC.
                                                                             (A Development Stage Company)

                                                                                Consolidated Balance Sheet


-------------------------------------------------------------------------------------------------------------------






                                                               September 30,
                                                                    2000              December 31,
                                                             ---------------------------------------------
              Assets                                            (Unaudited)         1999         1998
                                                             ---------------------------------------------



Current assets - cash                                        $            2,297$             $            -
Aircraft, net of accumulated depreciation of
  $54,523 and $34,534, and $4,442, respectively                         105,377       125,366      155,458
                                                             ---------------------------------------------


              Total assets                                   $          107,674$      125,366$     155,458
                                                             ---------------------------------------------

----------------------------------------------------------------------------------------------------------

              Liabilities and Stockholders' (Deficit) Equity

Current liabilities:
     Related party payables                                  $1,249            $        1,101$         468
     Current portion of long-term debt                                   18,290        17,132       15,702
                                                             ---------------------------------------------

                  Total current liabilities                              19,539        18,233       16,170
                                                             ---------------------------------------------

Long-term debt                                                           95,954       109,819      126,950
                                                             ---------------------------------------------

Stockholders' (deficit) equity:
     Preferred stock; $.001 par value; 1,000,000
shares                                                                        -             -            -
       authorized; no shares issued and outstanding
     Common stock; $.001 par value; 20,000,000
       shares authorized; 1,000,000 shares issued
       and outstanding                                                    1,000         1,000        1,000
     Additional paid-in capital                                         102,757        72,694       30,924
     Deficit accumulated during the
       development stage                                               (111,576)      (76,380)     (19,586)
                                                             ---------------------------------------------

                  Total stockholders' (deficit) equity                   (7,819)       (2,686)      12,338
                                                             ---------------------------------------------

                  Total liabilities and stockholders'
                    (deficit) equity                         $          107,674$      125,366$     155,458
                                                             ---------------------------------------------



-------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                          F-3


                                                                                     ALBION AVIATION, INC.
                                                                             (A Development Stage Company)

                                                                      Consolidated Statement of Operations


-------------------------------------------------------------------------------------------------------------------





                                                                                                 Cumulative
                                                     Nine                                          Amounts
                                          Months Ended September 30,         Years Ended            Since
                                        ------------------------------
                                             2000           1999             December 31,         Inception
                                                                      --------------------------
                                         (Unaudited)    (Unaudited)       1999         1998      (Unaudited)
                                        ---------------------------------------------------------------------


Revenue                                 $             $    -          $    -       $   -        $   -            -
                                        ---------------------------------------------------------------------


Costs and expenses:
     General and administrative expenses        26,312          34,828       44,932       17,076       79,455
     Interest expense                            8,884           9,981       11,862        1,394       32,121
                                        ---------------------------------------------------------------------

                                                35,196          44,809       56,794       18,470      111,576
                                        ---------------------------------------------------------------------

Loss before income taxes                       (35,196)        (44,809)     (56,794)     (18,470)    (111,576)

Income taxes - current                               -               -            -            -            -
                                        ---------------------------------------------------------------------

Net loss                                $      (35,196$        (44,809$     (56,794$     (18,470$    (111,576)
                                        ---------------------------------------------------------------------

Loss per share - basic and diluted      $             $ (.02)         $ (.04)      $(.06)        (.02)
                                        ---------------------------------------------------------------------

Weighted average common shares -
  basic and diluted                          1,000,000       1,000,000    1,000,000    1,000,000
                                        ---------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                          F-4


                                                                                     ALBION AVIATION, INC.
                                                                             (A Development Stage Company)

            Consolidated Statement of Stockholders' (Deficit) Equity

                                                                        April 20, 1994 (Date of Inception)
                                                                    Through September 30, 2000 (Unaudited)
-------------------------------------------------------------------------------------------------------------------



                                   Additional
                               Preferred Stock        Common Stock        Paid-In   Accumulated
                             -------------------------------------------
                              Shares    Amount      Shares     Amount     Capital     Deficit       Total
                             --------------------------------------------------------------------------------

Balance, April 20, 1994        -$            -        -$          $ -        $   -        $     -          -

Shares issued for cash               -          -   1,000,000      1,000         15            -        1,015

Net loss                             -          -           -          -          -         (144)        (144)
                             --------------------------------------------------------------------------------

Balance, December 31, 1994           -          -   1,000,000      1,000         15         (144)         871

Net loss                             -          -           -          -          -         (338)        (338)
                             --------------------------------------------------------------------------------

Balance, December 31, 1995           -          -   1,000,000      1,000         15         (482)         533

Net loss                             -          -           -          -          -         (320)        (320)
                             --------------------------------------------------------------------------------

Balance, December 31, 1996           -          -   1,000,000      1,000         15         (802)         213

Net loss                             -          -           -          -          -         (314)        (314)
                             --------------------------------------------------------------------------------

Balance, December 31, 1997           -          -   1,000,000      1,000         15       (1,116)        (101)

Contributions to capital             -          -           -          -     30,909            -       30,909

Net loss                             -          -           -          -          -      (18,470)     (18,470)
                             --------------------------------------------------------------------------------

Balance, December 31, 1998           -          -   1,000,000      1,000     30,924      (19,586)      12,338

Contributions to capital             -          -           -          -     41,770            -       41,770

Net loss                             -          -           -          -          -      (56,794)     (56,794)
                             --------------------------------------------------------------------------------


Balance, December 31, 1999           -          -   1,000,000      1,000     72,694       76,380        2,686


Contributions to
capital (unaudited)                  -          -           -          -     30,063            -       30,063

Net loss (unaudited)                 -          -           -          -          -      (35,196)     (35,196)
                             --------------------------------------------------------------------------------

Balance, September 30,
  2000 (unaudited)                   -$            -1,000,000$     1,000$   102,757$    (111,576$      (7,819)
                             --------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                           F-5



                                                                                     ALBION AVIATION, INC.
                                                                             (A Development Stage Company)

                                                                      Consolidated Statement of Cash Flows


-------------------------------------------------------------------------------------------------------------------



                                                       Nine                                       Cumulative
                                                   Months Ended                                     Amounts
                                                   September 30,              Years Ended            Since
                                            ---------------------------
                                                 2000         1999            December 31,         Inception
                                                                       --------------------------
                                             (Unaudited)   (Unaudited)     1999         1998      (Unaudited)
                                            ------------------------------------------------------------------


Cash flows from operating activities:
     Net loss                               $      (35,196$     (44,809$     (56,794$     (18,470$    (111,576)
     Adjustments to reconcile net loss to
       net cash used in operating activities:
         Depreciation and amortization              19,989       19,989       30,092        4,701       55,538
         Increase in
              related party payables                   148          633          633          108        1,249
                                            ------------------------------------------------------------------


                  Net cash used in
                  operating activities             (15,059)     (24,187)     (26,069)     (13,661)     (54,789)
                                            ------------------------------------------------------------------

Cash flows from investing activities:
     Purchase of aircraft                                -            -            -      (16,000)     (16,000)
     Organization costs                                  -            -            -            -       (1,015)
                                            ------------------------------------------------------------------

                  Net cash used in
                  investing activities                   -            -            -      (16,000)     (17,015)
                                            ------------------------------------------------------------------

Cash flows from financing activities:
     Principal payments on long-term debt          (12,707)     (12,989)     (15,701)      (1,248)     (29,656)
     Contributions to capital                       30,063       37,176       41,770       30,909      102,742
     Issuance of common stock                            -            -            -            -        1,015
                                            ------------------------------------------------------------------

                  Net cash provided by
                  financing activities              17,356       24,187       26,069       29,661       74,101
                                            ------------------------------------------------------------------

Net increase in cash                                 2,297            -            -            -        2,297

Cash, beginning of period                                -            -            -            -            -
                                            ------------------------------------------------------------------

Cash, end of period                         $        2,297$            $   -        $   -        $   -   2,297
                                            ------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                  F-6

                                                   ALBION AVIATION, INC.
                                            (A Development Stage Company)


                                  Notes to Consolidated Financial Statements




1.   Organization
     and
     Summary of
     Significant
     Accounting
     Policies
Organization
The Company was organized under the laws of the state of Delaware on April 18, 1994 (date of inception). The Company has not commenced planned principal operations and purposes to seek business ventures which will allow for long-term growth. Further, the Company is considered a development stage company as defined in SFAS No. 7. Its principal activities since inception have consisted of the offer and sale of common stock and the purchase of a commercial airplane, financed by long-term debt. The Company intends to engage in the charter air carrier business. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.



Unaudited Information
In the opinion of management, the accompanying unaudited financial statements for the nine month periods ended September 30, 2000 and 1999 contain all adjustments (consisting only of normal recurring items) necessary to present fairly the results of operations and cash flows for the Company for the nine month periods ended September 30, 2000 and 1999.



Principles of Consolidation
The consolidated  financial  statements include the accounts of the Company, and
its  consolidated   subsidiary.   All  significant   intercompany  balances  and
transactions have been eliminated.


Cash and Cash Equivalents
Cash equivalents are generally comprised of certain highly liquid investments with maturities of less than three months.



Aircraft
The Company's aircraft is carried at cost. Maintenance and repairs, including overhauls, were charged to operating expenses as they are incurred. The aircraft is depreciated on a straight-line basis over the estimated useful life of 6 years.



---------------------------------------------------------------------------

                                              ALBION AVIATION, INC.
                                             (A Development Stage Company)


                                  Notes to Consolidated Financial Statements
                                                      Continued

------------------------------------------------------------------------------



1.   Organization
     and
     Summary of
     Significant
     Accounting
     Policies
     Continued
Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Going
     Concern
The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. There are uncertainties that raise substantial doubt about the ability of the Company to continue as a going concern. As shown in the consolidated statement of operations, the Company has had no revenues from operations, and reported a net losses in all periods since inception.



The Company intends to fund start-up costs during the next twelve months with the capital contributions from related parties, however, such related parties are not obligated under any agreement to contribute such funds.


The Company's ability to continue as a going concern is dependent upon management's ability to secure additional debt or equity financing. The Company is currently seeking to sell 50,000 shares of common stock for $250,000 of which $50,000 will be used to pay commissions and expenses of the offering. There is no guarantee that the Company will be successful in securing this equity financing or other forms of financing. There is also no guarantee that, if successful, such financing will be sufficient to fund necessary start up costs and sustain operations upon commencement of such operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.




-----------------------------------------------------------------------------

                                           ALBION AVIATION, INC.
                                          (A Development Stage Company)


                                     Notes to Consolidated Financial Statements
                                                        Continued

--------------------------------------------------------------------------------




3.   Long-term
     Debt
In October 1998, the Company entered into a note agreement, with a financing company, in the amount of $143,900, due in monthly installments of $2,297, including interest at 8.75%, secured by aircraft and personal guarantee of an officer of the Company, and maturing in November 2005. The total proceeds and cash of $16,000 were used to purchase used aircraft for a total purchase price of $159,900. The note balance outstanding at December 31, 1999 and 1998 was $126,951 and $142,652, respectively.



Future maturities of the note payable are as follows:


Years Ending December 31:                                      Amount
                                                          -----------------

     2000                                                 $          17,132
     2001                                                            18,693
     2002                                                            20,396
     2003                                                            22,254
     2004                                                            24,281
     Thereafter                                                      24,195
                                                          -----------------

                                                          $         126,951
                                                          -----------------


4.   Income
     Taxes
The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of the following:


                                                               Cumulative
                                           Years Ended          Amounts
                                          December 31,           Since
                                    -------------------------
                                        1999         1998      Inception
                                    ---------------------------------------

Income tax benefit at statutory
  rate                              $       8,000$      3,000$       14,000
Change in valuation allowance              (8,000)     (3,000)      (14,000)
                                    ---------------------------------------

                                    $            $           $              -
                                    ---------------------------------------


-------------------------------------------------------------------------------

                                                  ALBION AVIATION, INC.
                                            (A Development Stage Company)


                                 Notes to Consolidated Financial Statements
                                             Continued

----------------------------------------------------------------------------




4.   Income
     Taxes
     Continued

Deferred tax assets are as follows:


                                                   December 31,
                                        -----------------------------------
                                               1999             1998
                                        -----------------------------------

Operating loss carryforwards            $           14,000$           6,000
Valuation allowance                                (14,000)          (6,000)
                                        -----------------------------------

                                        $                 $ -                -
                                        -----------------------------------


The Company has net operating loss carryforwards of approximately $76,000, which begin to expire in the year 2009. The amount of net operating loss carryforward that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.


5.   Related
     Party
     Transactions
At December 31, 1999 and 1998, the Company owed the Company's president and majority shareholder $1,101 and $468, respectively. The advances are unsecured, non-interest bearing and have no specific repayment terms.



During   the   years   ended   December   31,   1999  and  1998  the   Company's
president/majority shareholder made capital contributions of cash of $41,770 and $30,909, respectively.



6.   Supplemental
     Cash Flow
     Information
During the year ended December 31, 1998, the Company acquired aircraft in exchange for long-term debt of $143,900.


Actual amounts paid for interest and income taxes are as follows:


                       Nine Months Ended                        Cumulative
                         September 30,          Years Ended       Amounts
                    ------------------------
                        2000        1999        December 31,       Since
                                            --------------------
                    (Unaudited) (Unaudited)    1999      1998    Inception
                    -------------------------------------------------------

Interest            $      8,884$      9,981$   11,862$    1,394$    19,348
                    -------------------------------------------------------

Income taxes        $           $  -        $  -      $-        $  -          -
                    -------------------------------------------------------


-----------------------------------------------------------------------------

                                                     ALBION AVIATION, INC.
                                                (A Development Stage Company)
   Notes to Consolidated Financial Statements
                                                                 Continued

-------------------------------------------------------------------------------


7.   Recent
     Accounting
     Pronounce-
     ments
In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective date of FASB Statement No. 133." SFAS 133 establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.


8.   Sale of Stock
The Company is seeking to sell 50,000 shares of common stock for $250,000 of which $50,000 will be used to pay commissions and expenses of the offering.


                                                   ALBION AVIATION, INC.
                                       (A Development Stage Company)
                                        Consolidated Balance Sheet
                                                             December 31,               June 30,
                                                                 2000                     2001

                                                                                   (unaudited)
Assets

Current assets - cash                                     $            7,549       $           20,728

Aircraft, net of accumulated
 depreciation of $61,184 and $74,509                                  98,716                   85,391
Asset held for sale                                                       --                   55,000



         Total Assets                                     $          106,265       $          161,119



Liabilities and Stockholders' Deficit

Current liabilities:

         Related party payables                           $            1,249       $               --
         Current portion of
           long-term debt                                             18,558                   19,526



         Total current liabilities                                    19,807                   19,526

Long-term debt                                                       92,746                   81,150

Stockholders' deficit:

         Preferred stock; $.001 par value;
         1,000,000 shares authorized; no
         shares issued and outstanding                                    --                       --

         Common stock; $.001 par value;
         20,000,000 shares authorized;
         1,000,000 and 1,018,000 shares
         issued and outstanding                                        1,000                    1,018

Additional paid-in capital                                           112,757                  203,988

Deficit accumulated during the
development stage                                                    (120,045)                (144,563)



         Total stockholders' deficit                      $          (6,288)       $           60,443

         Total liabilities and
         stockholders' deficit                            $          106,265       $          161,119



                       See   accompanying   notes  to   consolidated   financial
statements.


                                           ALBION AVIATION, INC.
                                       (A Development Stage Company)

                                           ALBION AVIATION, INC.
                                       (A Development Stage Company)
                                   Consolidated Statement of Operations


                                                                                               Cumulative
                                              Three Months Ended        Six Months Ended         Amounts
                                                   June 30,                 June 30,              Since
                                             2001          2000         2001         2000        Inception


                                         (unaudited)(unaudited)      (unaudited)  (unaudited)(unaudited)
Revenue                                             $--          $ --          $--          $ --        $--

Costs and expenses:
     General and administrative
     expenses                                   9,297        6,752        18,837       15,148     115,087

     Interest expense                           2,385        3,345         5,681        6,092      29,476


                                                       $    11,682   $    10,097  $    24,518   $  21,240 $ 144,563

Loss before income taxes                  $  (11,682)  $  (10,097)   $  (24,518)  $  (21,240)   $(144,563)

Income taxes - current                             --           --            --           --          --

Net loss                                            $  (11,682)  $   (10,097)  $  (24,518)  $   (21,240)$ (144,563)



Loss per share -
basic and diluted                         $     (.01)  $     (.01)   $     (.02)  $     (.02)

Weighted average common
shares - basic and diluted                  1,012,000    1,000,000     1,006,000    1,000,000



















                       See   accompanying   notes  to   consolidated   financial
statements.


                                           ALBION AVIATION, INC.
                                       (A Development Stage Company)

                                           ALBION AVIATION, INC.
                                       (A Development Stage Company)
                         Consolidated Statement of Stockholders' Equity (Deficit)


                                                                        Six Months ended June 20, 2001 (unaudited)




                                                                              Additional
                               Preferred Stock        Common Stock        Paid-In   Accumulated
                                  Shares    Amount      Shares     Amount     Capital     Deficit       Total
                             --------------------------------------------------------------------------------


Balance, December 31, 2000           -          -   1,000,000      1,000     112,757       (120,045)    (6,288)


Contributions to
capital (unaudited)                  -          -           -          -       1,249            -        1,249

Sale of Shares in public
offering (unaudited)                 -           -          -          18      89,982           90,000

Net loss (unaudited)                 -          -           -          -           -        (24,518)(24,518)
                             --------------------------------------------------------------------------------

Balance, June 30,
  2001 (unaudited)                   -$            -1,000,000$     1,018$   203,988$       (144,563)  $  60,443
                             --------------------------------------------------------------------------------



















                       See   accompanying   notes  to   consolidated   financial
statements.



                                           ALBION AVIATION, INC.
                                       (A Development Stage Company)

                                           ALBION AVIATION, INC.
                                       (A Development Stage Company)
                                   Consolidated Statement of Cash Flows


                                                                                               Cumulative
                                                                        Six Months Ended         Amounts
                                                                            June 30,              Since
                                                                        2001         2000        Inception


                                                                     (unaudited)  (unaudited)(unaudited)

Cash flows from operating activities:

     Net loss                                                        $  (24,518)  $  (21,240)   $(144,563)

Adjustments to reconcile net loss to net cash used in operating activities:

     Depreciation and amortization                                        13,325       13,325      75,524
     Increase in related party payables                                       --          148       1,249
     Net cash used in
       operating activities                                             (11,193)      (7,767)    (67,792)

Cash flows from investing activities:

     Purchase of aircraft                                               (55,000)           --    (71,000)
     Organization costs                                                       --           --     (1,015)
     Net cash used in
       investing activities                                             (55,000)           --    (72,015)

Cash flows from financing activities:

     Principal payments on long-term debt                               (10,628)      (8,380)    (43,224)
     Contributions to capital                                                 --       26,004     112,742
     Issuance of common stock                                             90,000           --      91,015
     Net cash (used in) provided by
       financing activities                                               79,372       17,624     160,533

Net (decrease) increase in cash                                           13,179        9,857      20,728

Cash, beginning of period                                                  7,549           --          --

Cash, end of period                                                  $    20,728  $     9,857   $  20,728





                       See   accompanying   notes  to   consolidated   financial
statements.

                                           ALBION AVIATION, INC.
                                       (A Development Stage Company)


                                           ALBION AVIATION, INC.
                                       (A Development Stage Company)
                                Notes to Consolidated Financial Statements

                                               June 30, 2001


1.   Interim Financial Statements

     The accompanying financial statements are unaudited, but in the opinion of the management of the Company, contain all adjustments, consisting of only normal recurring accruals, necessary to present fairly the financial position at June 30, 2001, the results of operations for the three and six months ended June 30, 2001 and 2000, and the cash flows for the six months ended June 30, 2001 and 2000.

     Reference is made to the Company's Form 10-KSB for the year ended December 31, 2000. The results of operations for the three and six months ended June 30, 2001 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2001.

2.   Related Party Transactions

     At June 30, 2001 and December 31, 2000, the Company owed the Company's president and majority shareholder $0 and $1,249, respectively. The advances are unsecured, non-interest bearing and have no specific repayment terms. The advance of $1,249 were forgiven and contributed to capital on the close of the public offering.

3.   Public Offering

     In February 2001, the Company's initial public offering of its common stock, registered on Form SB-2, was declared effective by the Securities and Exchange Commission. The Company registered 50,000 shares of common stock for sale at $5.00 per share. In May 2001 18,000 shares of common stock were sold for net proceeds of $90,000.

4.   Purchase of Aircraft

     The Company purchased an additional aircraft to be held for sale in May 2001 for $55,000.

         No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, that information or representations must not be relied upon as having been authorized by Albion. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which that offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

Until ____________, 2001, all dealers that effect transations in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                   TABLE OF CONTENTS
                                                 Page

Prospectus Summary..........................       2
Risk Factors................................       3
Use of Proceeds.............................       5
Additional Information......................       6
Dividend Policy.............................       6
Market Price of Common Stock................       6
Plan of Operation...........................       7
Business....................................       8
Management..................................      10
Principal Shareholders......................      12
Certain Transactions........................      13
Selling Stockholders........................      13
Plan of Distribution........................      13
Description of Securities...................      14
Legal Matters...............................      14
Experts.....................................      15
Indemnification.............................      15
Financial Statements........................      16






                 ALBION AVIATION, INC.





                   1,018,000 SHARES






                      PROSPECTUS







                   October __, 2001

                                               ALBION AVIATION, INC.
                                                      PART II


Item 24.    Indemnification of Directors and Officers.

            Albion has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Albion's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Albion or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Albion or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Albion or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Albion where indemnification will be required or permitted. Albion is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.       Other Expenses of Issuance and Distribution.

               Filing fee under the Securities Act of 1933             $          254.50
               Printing and engraving(1)                               $          300.00
               Auditing Fees(1)                                        $        3,000.00
               NASD Filing Fees                                        $          500.00
               Miscellaneous(1)                                        $        3,945.50


               TOTAL                                                   $        8,000.00



(1)      Estimates

Item 26.          Recent Sales of Unregistered Securities.

         Not Applicable.

Item 27.    Exhibits and Financial Schedules

3.          Certificate of Incorporation and Bylaws

            3.1.      Articles of Incorporation(1)
            3.2       Articles of Amendment(1)
            3.3       Bylaws(1)

5.      Opinion of Hand & Hand as to legality of securities being registered.(3)

10.         Material Contracts

            10.1      Loan Agreement with Greentree Financial(2)
            10.2      Funding Agreement between Jehu Hand and the Issuer(2)

21. Subsidiaries of the small business issuer-Svetlana Aviation, a Nevada corporation, is the only subsidiary. It does business under the name Svetlana Aviation.

23.         Consents of Experts and Counsel

                      23.1   Consent of Tanner & Co.(3)
                      23.2   Consent of Hand & Hand included in Exhibit 5 hereto

27.         Financial Data Schedule(3)


          All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
          (b) Financial Statement Schedules

          All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)       Filed with original registration statement, file no. 333-46672.
(2)       Filed with amendment no. 1
(3)       Filed herewith.

Item 28.          Undertakings.

          (a)     The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii)
Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

                           (iii)

          Include any material or changed information the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                  (3)  File  a  post   effective   amendment   to  remove   from
registration any of the securities that remain unsold at the end of the offering.

          (d) To provide to the underwriter at the Closing specified in the underwriting agreement certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (f)     The undersigned small business issuer hereby undertakes that it will:

                  (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                  (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                    SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on September30, 2001.

                                                     ALBION AVIATION, INC.



                                                      By:  /s/ Jehu Hand
                                                           Jehu Hand
                                                           President

         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2001.


By:     /s/ Jehu Hand          President, Chief Financial Officer and Director
        Jehu Hand                  (principal executive officer and principal
                        accounting and financial officer)